UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2015

AMERICAN EXPRESS

RECEIVABLES

FINANCING

CORPORATION VIII LLC

on behalf of

AMERICAN EXPRESS

ISSUANCE TRUST II

(as Depositor of the American Express Issuance Trust II)

(Exact Name of Registrant as Specified in Charter)

Delaware	333-185503 333-185503-01	46-0795019
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Vesey Street

30th Floor, Room 505A

New York, New York 10285

(212) 640-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Pursuant to the Amended and Restated Servicing Agreement, dated as of March 12, 2013, as amended from time to time (the “Servicing Agreement”), relating to the American Express Issuance Trust II (the “Trust”), American Express Travel Related Services Company, Inc. (“TRS”) acts as servicer to the Trust. Pursuant to the Servicing Agreement, TRS, as servicer, has the right to delegate its duties as servicer, and TRS previously delegated certain of its duties as servicer to Amex Card Services Company, a wholly-owned subsidiary of TRS (“ACSC”), pursuant to a subservicing agreement (the “Subservicing Agreement”).

Effective January 1, 2015, ACSC has merged into TRS, and the Subservicing Agreement ceased to be of any force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC,
as Depositor of the Trust and Co-Registrant and as Depositor on behalf of the Trust as Co-Registrant

By:	/s/ Anderson Y. Lee

Name:	Anderson Y. Lee
Title:	Vice President and Treasurer

Date: January 5, 2015